UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2007

NYSE Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32829

Delaware	20-2786071
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11 Wall Street, New York, NY 10005
(Address of principal executive offices, including zip code)

(212) 656-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Commencing March 5, 2007, New York Stock Exchange, LLC (the "NYSE"), a wholly owned subsidiary of NYSE Group, Inc., will pass through fees associated with orders routed by the NYSE and executed by other market centers. For orders routed to other market centers, including NYSE Arca, the NYSE will charge a routing fee of $0.0025 per share, with no additional routing or transaction charges.

For transactions where a broker on the Exchange trading floor placed the related order, the transactions will be billed at the Exchange's regular equity transaction fee rate of $0.000275 per share.

This change is being made in conjunction with the NYSE's implementation of a new member firm transaction billing system. Under the prior billing system, member firms self reported transactions routed to other markets and remitted the corresponding fees to the NYSE. Under the new system, the NYSE will track the volume of orders routed to and executed on other market systems, and will bill firms by each individual market center on a month-end, trade-date basis.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Group, Inc.

Date: February 16, 2007	By:	/s/ Rachel F. Robbins
Rachel F. Robbins
Executive Vice President and General Counsel